Exhibit 99.1

EXECUTION VERSION

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of March 29, 2017

$924,280,100

Fixed Rate Mortgage Loans

Series 2017-JP5

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of March 29, 2017, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of March 1, 2017 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), LNR Partners, LLC, as special servicer (the “Special Servicer”), Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as custodian (in such capacity, the “Custodian”), Wells Fargo Bank, National Association, as trustee (in such capacity, the “Trustee”), and Pentalpha Surveillance LLC, as operating advisor (in such capacity, the “Operating Advisor”) and as asset representations reviewer (in such capacity, the “Asset Representations Reviewer”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1. Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights appointment agreement, dated March 29, 2017, between the Master Servicer and the Seller, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of (i) each related Mortgage Note and (ii) except with respect to each Non-Serviced Mortgage Loan, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Depositor will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B and Class C Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of

March 7, 2017 (the “Underwriting Agreement”), among the Depositor, J.P. Morgan Securities LLC (“JPMS”), Drexel Hamilton, LLC (“Drexel”) and Academy Securities, Inc. (“Academy”, and together with JPMS and Drexel, in such capacity, the “Underwriters”), (ii) the Class D and Class R Certificates to JPMS as the initial purchaser (in such capacity, the “Initial Purchaser”) specified in the certificate purchase agreement, dated as of March 7, 2017 (the “Private Certificate Purchase Agreement”), among the Depositor and the Initial Purchaser and (iii) the Class D-RR, Class E-RR, Class F-RR and Class NR-RR Certificates (and, together with the Class D and Class R Certificates, the “Private Certificates” and, together with the Public Certificates, the “Certificates”) to LNR Securities Holdings, LLC (the “Retaining Party”) specified in that certain certificate purchase agreement, dated as of March 7, 2017 (the “Retaining Party Certificate Purchase Agreement” and, together with the Private Certificate Purchase Agreement, the “Certificate Purchase Agreements”), between the Depositor and the Retaining Party. The Public Certificates are more particularly described in (a) the preliminary prospectus, dated February 28, 2017 (including, without limitation, all exhibits and annexes thereto, the “Preliminary Prospectus”), and (b) a final prospectus, dated March 8, 2017 (including, without limitation, all exhibits and annexes thereto, the “Prospectus”) and the Private Certificates are more particularly described in (a) a preliminary private placement memorandum, dated February 28, 2017 (the “Preliminary Private Placement Memorandum”), and (b) a private placement memorandum, dated March 8, 2017 (the “Final Private Placement Memorandum”, and together with the Preliminary Memorandum, the “Memoranda”).

With respect to any Mortgage Loan that is subject to an Intercreditor Agreement, the parties hereto intend that the provisions of this Section 1 serve as an assignment and assumption agreement between the Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan), as the assignor, and the Purchaser, on behalf of the Trust, as the assignee. Accordingly, the Seller hereby (and in accordance with and subject to all other applicable provisions of this Agreement) assigns, grants, sells, transfers, delivers, sets over, and conveys to the Purchaser all right, title and interest of the Seller in, to and arising out of the related Intercreditor Agreement (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) and the Purchaser, on behalf of the Trust, hereby accepts (subject to applicable provisions of this Agreement) the foregoing assignment and assumes all of the rights and obligations of Seller (solely as holder of such Mortgage Loan and not as holder of any related Companion Loan) with respect to the related Intercreditor Agreement from and after the Closing Date. In addition, the Purchaser acknowledges that any such Mortgage Loan that is a Serviced Mortgage Loan shall be serviced pursuant to the terms of the Pooling and Servicing Agreement and the related Intercreditor Agreement.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

The Seller shall effect, or cause a third party to effect, at the Seller’s expense, the assignment and, if applicable, recordation of its Mortgage Loan documents until the assignment and recordation of all such Mortgage Loan documents has been completed.

SECTION 2. Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage Note and, except with respect to each Non-Serviced Mortgage Loan, the related Mortgage shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3. Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)       The Seller agrees to deliver or cause to be delivered, on or prior to the fifth (5th) day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)       With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4. Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5. Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)       it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)       it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans other than any Non-Serviced Mortgage Loan, to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(f) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan, other than any Non-Serviced Mortgage Loan, is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)       if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchaser, an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchaser or a dealer, any event shall occur prior to the Closing Date as a result of which it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchaser such amendments or supplements to the Prospectus or Final Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Final Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Final Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Final Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law. All terms used in this subsection (c) and not otherwise defined herein shall have the meaning set forth in the indemnification agreement, dated as of March 7, 2017 among the Purchaser, the Underwriters, the Initial Purchaser and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)       if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)) 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so

long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)       for so long as the Trust is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)       it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon a failure of the Seller to perform its obligations under Section 5(e);

(g)       if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)       with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the Trust or otherwise have a new comfort letter issued in the name of the Trust, the Seller shall take such action and/or provide any such required notice to the franchisor, with a copy of such notice or request to the Master Servicer, as is necessary in order to assign any such comfort letter to the Trust or to have a new comfort letter issued in the name of the Trust, as the case may be, within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than forty-five (45) days after the Closing Date;

(i)       within sixty (60) days after the Closing Date, the Seller shall deliver or cause to be delivered an electronic copy of the Diligence File for each Mortgage Loan to the Depositor by uploading such Diligence File to the Intralinks Site, each such Diligence File being organized and categorized in accordance with the electronic file structure reasonably agreed to by the Depositor and the Seller;

(j)       within sixty (60) days after the Closing Date, the Seller shall provide each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Custodian, the Directing Certificateholder, the Asset Representations Reviewer and the Operating Advisor with a certification to the addresses set forth for such parties in Section 13.05 of the Pooling and Servicing Agreement, substantially in the form of Exhibit D, by an authorized officer of the Seller that the electronic copy of the Diligence File for each Mortgage Loan uploaded to the Intralinks Site contains all documents and information required under the definition of “Diligence File” and such Diligence Files are organized and categorized as agreed to by the Depositor and the Seller;

(k)       upon written request of the Asset Representations Reviewer, it shall provide to the Asset Representations Reviewer, within ten (10) Business Days of receipt of such written request, copies of all documents requested by the Asset Representations Reviewer and reasonably available to the Seller and not otherwise included in the Diligence File relating to each Delinquent Loan (as defined in the Pooling and Servicing Agreement) to enable the Asset Representations Reviewer to perform its duties under the Pooling and Servicing Agreement, provided that no information that is proprietary to the related originator or Seller or any draft documents or privileged or internal communications will be required to be provided;

(l)       upon the completion of an Asset Review with respect to each Mortgage Loan and receipt of a written request from the Asset Representations Reviewer, the Seller shall, within sixty (60) days of receipt of such written request by the Asset Representations Reviewer, pay the Asset Representations Reviewer Asset Review Fee;

(m)       it acknowledges and agrees that in the event an Enforcing Party elects a dispute resolution method pursuant to Section 2.03(l) of the Pooling and Servicing Agreement, the Seller shall abide by the selected dispute resolution method and otherwise comply with the terms and provisions set forth in the Pooling and Servicing Agreement (including the exhibits thereto) related to such dispute resolution method;

(n)       with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Seller shall pay the costs and expenses (including attorney’s fees) incurred by any party to the Pooling and Servicing Agreement in connection with such party’s compliance obligations under Section 11.15 of the Pooling and Servicing Agreement in connection with the securitization of the related Pari Passu Companion Loan(s); and

(o)       the Seller shall indemnify and hold harmless the Purchaser against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (A) any failure of the Seller to pay the fees described under Section 5(l) above within sixty (60) days of written request by the Asset Representations Reviewer or (ii) any failure by the Seller to provide all documents and information required to be delivered by it pursuant to this Agreement and under the definition of “Diligence File” in the Pooling and Servicing Agreement within sixty (60) days of the Closing Date.

SECTION 6. Representations and Warranties. (a) The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)           it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii)          it has the corporate power and authority to own its property and to carry on its business as now conducted;

(iii)         it has the corporate power to execute, deliver and perform this Agreement;

(iv)         it is legally authorized to transact business in the states in which it transacts business and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)         the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller and will not violate or breach any provision of its organizational documents;

(vi)        this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)       there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)       it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one (1) Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information;

(ix)         it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)          it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchaser or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)         it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

(xii)        it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 (including, but not limited to, the indemnification of each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of the delivery of any Deficient Exchange Act Deliverable (without regard to the exclusion of the Initial Sub-Servicers therein)), 11.13 and 11.15 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage

Loans, for so long as the Trust is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; and

(xiii)       except for the agreed-upon procedures reports obtained from the accounting firm engaged to perform procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (such reports, the “Accountant’s Due Diligence Reports”), the Seller has not obtained (and, through and including the Closing Date, will not obtain without the consent of the Purchaser) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act (“Rule 15Ga-2”)) in connection with the securitization transaction contemplated herein and in the Prospectus and Final Private Placement Memorandum, and, except for the accountants with respect to the Accountant’s Due Diligence Reports, the Seller has not employed (and, through and including the Closing Date, will not employ without the consent of the Purchaser) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Prospectus and Final Private Placement Memorandum. The Underwriters and Initial Purchaser are third-party beneficiaries of the provisions set forth in this Section 6(a)(xiii).

(b)       The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)           it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)          it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)         it has the power and authority to own its property and to carry on its business as now conducted;

(iv)         it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)         this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)        the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)       there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)      it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)         it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)         all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made;

(xi)         it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001; and

(xii)        it (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Reports and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchaser at least six (6) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum; and (C) furnished each such Form 15G to the Commission on EDGAR at least five (5) Business Days before the first sale in the offering contemplated by the Prospectus and Final Private Placement Memorandum as required by Rule 15Ga-2.

(c)       The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)       The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Depositor a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. In connection with such filing, upon the request of the Seller, the Depositor shall provide to the Seller the Trust Fund’s Central Index Key (CIK) number and such other information regarding the principal balances of the Mortgage Loans as is reasonably necessary for the Seller to complete and file such Form ABS-15G.

In addition, the Seller shall provide the Depositor, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Depositor shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Depositor under the Pooling and Servicing Agreement is provided only to assist the Seller, the Depositor and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)       Upon notice pursuant to Section 2.03(b) of the Pooling and Servicing Agreement of any Material Defect, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days following the earlier of (x) the Seller’s discovery of any Material Defect, (y) the Seller’s receipt of notice of any Material Defect from any party to the Pooling and Servicing Agreement or (z) in the case of a Material Defect relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the earlier of (A) the discovery of any Material Defect by any party to the Pooling and Servicing Agreement or (B) receipt of a notice of any Material Defect by the Seller (the “Initial Cure Period”), (i) cure such Material Defect, in all material respects, at its own expense, including reimbursement of any related additional Trust Fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Serviced Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Collection Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Material Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (viii) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Material Defect is capable of being cured but is not cured within the Initial Cure Period, and the Seller has commenced and is diligently proceeding with the cure of such Material Defect within the Initial Cure Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Cure Period (the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Serviced Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted)); and provided, further, that with respect to the Extended Cure Period, the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (who shall promptly deliver a copy of such officer’s certificate electronically to the 17g-5 Information Provider with the subject line: “JPMCC 2017-JP5”), the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and (with respect to any Mortgage Loan, prior to the occurrence of a Consultation Termination Event), the Directing Certificateholder, setting forth the reason such Material Defect is not capable of being cured within the Initial Cure Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Defect will be cured within the Extended Cure Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the Certificateholders therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan (other than with respect to any Mortgage Loan that is part of a Whole Loan, for which no substitution shall be permitted) shall be substituted in lieu thereof without regard to the Extended Cure Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Collection Account.

Notwithstanding the foregoing provisions of this Section 6(e), in lieu of the Seller performing its obligations with respect to any Material Defect provided in this Section 6(e), to the extent that the Seller and the Purchaser (or, following the assignment of the Mortgage Loans to the Trust Fund, the Special Servicer on behalf of the Trust Fund, and, if no Control Termination Event has occurred and is continuing and only with respect to any Mortgage Loan other than an Excluded Loan, with the consent of the Directing Certificateholder) are able to agree upon the Loss of Value Payment for a Material Defect, the Seller may elect, in its sole discretion, to pay such Loss of Value Payment to the Purchaser (or its assignee); provided that a Material Defect as a result of a Mortgage Loan not constituting a “qualified mortgage”, within the meaning of Code Section 860G(a)(3), may (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) not be cured by a Loss of Value Payment. Upon making such payment, the Seller shall be deemed to have cured such Material Defect in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Purchaser and its assignees regarding any such Material Defect, and the Seller shall not be obligated to repurchase or substitute the related Mortgage Loan or otherwise cure such Material Defect.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or substitute such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust that are the basis of such Breach and have not been reimbursed by the related Mortgagor and (ii) the amount of any fees and reimbursable expenses of the Asset Representations Reviewer attributable to the Asset Review of such Mortgage Loan; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Material Defect on the part of any party to the Pooling and Servicing Agreement in providing notice of such Material Defect will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Material Defect (knowledge shall not be deemed to exist by reason of the Custodial Exception Report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) and such delay precludes the Seller from curing such Material Defect. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a Mortgagor), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a Mortgagor), then the failure to deliver copies of the UCC Financing Statements with respect to such Mortgage Loan shall not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the Seller shall not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the Seller provides an Opinion of Counsel to the effect that such release in lieu of repurchase would not cause an Adverse REMIC Event and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a “Defect” that constitutes a Material Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) called for by clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (viii) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Material Defect with respect to any Mortgage File if such actual policy is delivered to the Trustee or the Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) has acknowledged receipt of a document that is part of the Mortgage File or the Seller can otherwise prove delivery of the document, and the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses such document, the fact that such document is lost may not be utilized as the basis for a claim of a Material Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or the Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

With respect to each Non-Serviced Mortgage Loan sold to the Purchaser hereunder, the Seller agrees that if a Material Document Defect under, and as such term or any analogous term is defined in, the related Non-Serviced PSA exists with respect to the related Non-Serviced Companion Loan(s) and the Seller repurchases the related Non-Serviced Companion Loan(s) from the related Non-Serviced Trust, then the Seller shall repurchase the related Mortgage Loan; provided, however, that the foregoing shall not apply to any Material Document Defect related to the promissory note for the related Non-Serviced Companion Loan(s).

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Material Defect does not constitute a Material Defect as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect shall be deemed to constitute a Material Defect as to each other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Cure Period.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001695154.

(f)       The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)       Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Loan, or to the Special Servicer, if relating to a Specially Serviced Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer, as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Material Defect, repurchase or substitute for any affected Mortgage Loan or pay the Loss of Value Payment or other required payment pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Material Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7. Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)       Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit E.

(b)       The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)         a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

(iii)        an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)        the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(B)         the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

(C)         all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)         the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(E)         there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)         no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)        a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Preliminary Prospectus or Preliminary Private Placement Memorandum as of the Time of Sale, or the Prospectus or Final Private Placement Memorandum as of the date thereof or as of the Closing Date, contained or contains, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. All terms used in this clause (v) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)       The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)       The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)       The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8. Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on March 29, 2017 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9. Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Final Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Final Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchaser of such copies of the Prospectus, Final Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor; and (ix) the reasonable fees and expenses of Sidley Austin LLP, counsel to the Underwriters and the Initial Purchaser.

SECTION 10. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11. Governing Law; Submission to Jurisdiction; Waiver of Trial by Jury. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12. No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6(a)(xiii) and Section 13.

SECTION 13. Assignment. (a) The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Material Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

(b)       The Asset Representations Reviewer shall be an express third party beneficiary of Sections 5(i), 5(j), 5(k), 5(l) of this Agreement.

SECTION 14. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal Singh, President and CEO, telecopy number: (212) 834-6047 and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, Email: US_CMBS_Notice@jpmorgan.com, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such party.

SECTION 15. Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser, the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17. Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18. No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19. Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Executive Director

JPMCC 2017-JP5 – JPMCB Mortgage Loan Purchase Agreement

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

1.	Hilton Hawaiian Village

2.	Partridge Inn Augusta

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City
1	JPMCB	Hilton Hawaiian Village LLC	2005 Kalia Road	Honolulu
2	JPMCB	441 Real Estate LLC	1225-1265 Crossman Avenue	Sunnyvale
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	Various	Dallas
4	JPMCB	Macerich Fresno Limited Partnership	645 East Shaw Avenue	Fresno
5	JPMCB	Adventus US Realty #12 LP	6133 North River Road, 9377 West Higgins Road, 9399 West Higgins Road and 6107 North River Road	Rosemont
6	JPMCB	55 Hawthorne (SF) Owner, LLC	55 Hawthorne Street	San Francisco
7	JPMCB	BP Land Holdings, LLC	8285 & 8333 Bryan Dairy Road	Largo
8	JPMCB	Landmark Square 1-6 LLC	1-7 Landmark Square	Stamford
9	JPMCB	Centre Market Building, LLC	1100 Raymond Boulevard	Newark
10	JPMCB	IWF KKH, LLC	75-5660 Palani Road	Kailua-Kona
11	JPMCB	Adventus US Realty #13 LP	30000 Mill Creek Avenue & 11175 Cicero Drive	Alpharetta
12	JPMCB	Reston EastPointe Property Corp.	11091 Sunset Hills Road	Reston
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	10-82 Orchard Hill Park Drive	Leominster
14	JPMCB	11200 Rockville Pike, LLC	11200 Rockville Pike	Rockville
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	1750 West Loop South	Houston
16	JPMCB	Royal Oaks Plaza, Inc.	15400, 15406, 15410-15432, 15434-15512 & 15516-15544 Northwest 77th Court	Miami Lakes
17	JPMCB	TCP Las Palmas Partners, LTD	803 Castroville Road	San Antonio
20	JPMCB	MYP Gwinnett, LLC	3700 Crestwood Parkway Northwest	Duluth
22	JPMCB	Woodglen Village, LP	11111 West Montgomery Road	Houston
23	JPMCB	Partridge Inn DE, LLC	2110 Walton Way	Augusta
24	JPMCB	Dixie Highway Fisher Park, LLC	4400 Dixie Highway	Fairfield
25	JPMCB	Terrapin Las Colinas, LLC	900 West Walnut Hill Lane	Irving

EXH. A-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	State	Zip Code	County	Property Name	Size	Measure
1	JPMCB	Hilton Hawaiian Village LLC	HI	96815	Honolulu	Hilton Hawaiian Village	2,860	Rooms
2	JPMCB	441 Real Estate LLC	CA	94089	Santa Clara	Moffett Gateway	612,691	Square Feet
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	TX	75207	Dallas	Dallas Design District	728,452	Square Feet
4	JPMCB	Macerich Fresno Limited Partnership	CA	93710	Fresno	Fresno Fashion Fair Mall	536,106	Square Feet
5	JPMCB	Adventus US Realty #12 LP	IL	60018	Cook	Riverway	869,120	Square Feet
6	JPMCB	55 Hawthorne (SF) Owner, LLC	CA	94105	San Francisco	55 Hawthorne	136,432	Square Feet
7	JPMCB	BP Land Holdings, LLC	FL	33777	Pinellas	Bardmoor Palms	553,485	Square Feet
8	JPMCB	Landmark Square 1-6 LLC	CT	06901	Fairfield	Landmark Square	757,917	Square Feet
9	JPMCB	Centre Market Building, LLC	NJ	07102	Essex	Centre Market Building	388,122	Square Feet
10	JPMCB	IWF KKH, LLC	HI	96740	Hawaii	Courtyard Marriott - King Kamehameha	452	Rooms
11	JPMCB	Adventus US Realty #13 LP	GA	30022	Fulton	Milton Park	318,945	Square Feet
12	JPMCB	Reston EastPointe Property Corp.	VA	20190	Fairfax	Reston EastPointe	195,230	Square Feet
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	MA	01453	Worcester	Orchard Hill Park	190,788	Square Feet
14	JPMCB	11200 Rockville Pike, LLC	MD	20852	Montgomery	11200 Rockville Pike	185,219	Square Feet
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	TX	77027	Harris	Marriott Galleria	301	Rooms
16	JPMCB	Royal Oaks Plaza, Inc.	FL	33016	Miami-Dade	Royal Oaks Plaza	165,710	Square Feet
17	JPMCB	TCP Las Palmas Partners, LTD	TX	78237	Bexar	Las Palmas	256,213	Square Feet
20	JPMCB	MYP Gwinnett, LLC	GA	30096	Gwinnett	Gwinnett Commerce Center	213,644	Square Feet
22	JPMCB	Woodglen Village, LP	TX	77088	Harris	Woodglen Village	249	Units
23	JPMCB	Partridge Inn DE, LLC	GA	30904	Richmond	Partridge Inn Augusta	143	Rooms
24	JPMCB	Dixie Highway Fisher Park, LLC	OH	45014	Butler	4400 Dixie Highway	1,071,600	Square Feet
25	JPMCB	Terrapin Las Colinas, LLC	TX	75038	Dallas	TownePlace Suites Dallas Las Colinas	135	Rooms

EXH. A-2

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term
1	JPMCB	Hilton Hawaiian Village LLC	4.19950	4.18935	80,000,000	80,000,000.00	120	116	11/01/26	0
2	JPMCB	441 Real Estate LLC	3.31940	3.30800	80,000,000	80,000,000.00	126	121	04/01/27	360
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	5.25700	5.24199	75,000,000	75,000,000.00	120	119	02/01/27	360
4	JPMCB	Macerich Fresno Limited Partnership	3.58700	3.57560	69,000,000	69,000,000.00	120	116	11/01/26	0
5	JPMCB	Adventus US Realty #12 LP	4.96000	4.94860	65,000,000	64,763,122.74	120	117	12/01/26	360
6	JPMCB	55 Hawthorne (SF) Owner, LLC	4.12300	4.10799	61,500,000	61,500,000.00	120	118	01/01/27	0
7	JPMCB	BP Land Holdings, LLC	4.74400	4.72899	55,500,000	55,352,648.21	120	118	01/01/27	360
8	JPMCB	Landmark Square 1-6 LLC	4.97000	4.95499	51,000,000	51,000,000.00	120	118	01/01/27	0
9	JPMCB	Centre Market Building, LLC	4.47500	4.39749	42,000,000	41,842,073.90	120	118	01/01/27	300
10	JPMCB	IWF KKH, LLC	4.81000	4.79499	40,000,000	39,945,057.66	120	119	02/01/27	360
11	JPMCB	Adventus US Realty #13 LP	4.94000	4.92499	39,900,000	39,900,000.00	60	58	01/01/22	360
12	JPMCB	Reston EastPointe Property Corp.	4.20000	4.18499	38,000,000	38,000,000.00	84	81	12/01/23	0
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	5.75200	5.71699	33,500,000	33,424,589.37	120	118	01/01/27	360
14	JPMCB	11200 Rockville Pike, LLC	4.77500	4.73999	33,250,000	33,250,000.00	120	118	01/01/27	360
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	5.25800	5.24299	32,000,000	31,921,894.56	60	58	01/01/22	360
16	JPMCB	Royal Oaks Plaza, Inc.	4.60600	4.57349	30,000,000	29,953,572.43	120	119	02/01/27	360
17	JPMCB	TCP Las Palmas Partners, LTD	4.75800	4.74299	23,500,000	23,500,000.00	120	119	02/01/27	360
20	JPMCB	MYP Gwinnett, LLC	4.72000	4.70499	18,700,000	18,700,000.00	120	117	12/01/26	360
22	JPMCB	Woodglen Village, LP	5.59900	5.55399	16,222,000	16,184,556.70	60	58	01/01/22	360
23	JPMCB	Partridge Inn DE, LLC	4.95000	4.93499	15,000,000	14,945,235.30	120	117	12/01/26	360
24	JPMCB	Dixie Highway Fisher Park, LLC	5.22900	5.16399	14,250,000	14,215,053.06	120	118	01/01/27	360
25	JPMCB	Terrapin Las Colinas, LLC	4.95000	4.93499	11,900,000	11,882,296.37	120	119	02/01/27	360

EXH. A-3

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type
1	JPMCB	Hilton Hawaiian Village LLC	0	283,855.09	0.00375	Actual/360	No		Fee/Leasehold
2	JPMCB	441 Real Estate LLC	360	388,810.63	0.00500	Actual/360	No		Fee
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	360	414,478.01	0.00500	Actual/360	No		Fee/Leasehold
4	JPMCB	Macerich Fresno Limited Partnership	0	209,117.12	0.00500	Actual/360	No		Fee
5	JPMCB	Adventus US Realty #12 LP	357	347,346.78	0.00500	Actual/360	No		Fee
6	JPMCB	55 Hawthorne (SF) Owner, LLC	0	214,238.52	0.00500	Actual/360	No		Fee
7	JPMCB	BP Land Holdings, LLC	358	289,313.59	0.00500	Actual/360	No		Fee
8	JPMCB	Landmark Square 1-6 LLC	0	214,158.68	0.00500	Actual/360	No		Fee/Leasehold
9	JPMCB	Centre Market Building, LLC	298	232,854.06	0.06750	Actual/360	No		Fee
10	JPMCB	IWF KKH, LLC	359	202,449.33	0.00500	Actual/360	No		Leasehold
11	JPMCB	Adventus US Realty #13 LP	360	212,731.11	0.00500	Actual/360	No		Fee
12	JPMCB	Reston EastPointe Property Corp.	0	134,847.22	0.00500	Actual/360	No		Fee
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	358	195,539.47	0.02500	Actual/360	No		Fee
14	JPMCB	11200 Rockville Pike, LLC	360	173,949.13	0.02500	Actual/360	No		Fee
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	358	176,863.78	0.00500	Actual/360	No		Fee
16	JPMCB	Royal Oaks Plaza, Inc.	359	153,900.90	0.02250	Actual/360	No		Fee
17	JPMCB	TCP Las Palmas Partners, LTD	360	122,700.47	0.00500	Actual/360	No		Fee
20	JPMCB	MYP Gwinnett, LLC	360	97,210.19	0.00500	Actual/360	No		Fee
22	JPMCB	Woodglen Village, LP	358	93,116.86	0.03500	Actual/360	No		Fee
23	JPMCB	Partridge Inn DE, LLC	357	80,065.50	0.00500	Actual/360	No		Fee
24	JPMCB	Dixie Highway Fisher Park, LLC	358	78,503.78	0.05500	Actual/360	No		Fee
25	JPMCB	Terrapin Las Colinas, LLC	359	63,518.63	0.00500	Actual/360	No		Fee

EXH. A-4

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Crossed Collateralized Loan	Cross Defaulted Loan
1	JPMCB	Hilton Hawaiian Village LLC	No	No
2	JPMCB	441 Real Estate LLC	No	No
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	No	No
4	JPMCB	Macerich Fresno Limited Partnership	No	No
5	JPMCB	Adventus US Realty #12 LP	No	No
6	JPMCB	55 Hawthorne (SF) Owner, LLC	No	No
7	JPMCB	BP Land Holdings, LLC	No	No
8	JPMCB	Landmark Square 1-6 LLC	No	No
9	JPMCB	Centre Market Building, LLC	No	No
10	JPMCB	IWF KKH, LLC	No	No
11	JPMCB	Adventus US Realty #13 LP	No	No
12	JPMCB	Reston EastPointe Property Corp.	No	No
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	No	No
14	JPMCB	11200 Rockville Pike, LLC	No	No
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	No	No
16	JPMCB	Royal Oaks Plaza, Inc.	No	No
17	JPMCB	TCP Las Palmas Partners, LTD	No	No
20	JPMCB	MYP Gwinnett, LLC	No	No
22	JPMCB	Woodglen Village, LP	No	No
23	JPMCB	Partridge Inn DE, LLC	No	No
24	JPMCB	Dixie Highway Fisher Park, LLC	No	No
25	JPMCB	Terrapin Las Colinas, LLC	No	No

EXH. A-5

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

Loan ID #	Originator/Loan Seller	Mortgagor Name	Guarantor	Letter of Credit
1	JPMCB	Hilton Hawaiian Village LLC	Park Intermediate Holdings LLC	No
2	JPMCB	441 Real Estate LLC	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	No
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	Donald Engle, William L. Hutchinson	No
4	JPMCB	Macerich Fresno Limited Partnership	The Macerich Partnership, L.P.	No
5	JPMCB	Adventus US Realty #12 LP	Adventus Holdings LP	No
6	JPMCB	55 Hawthorne (SF) Owner, LLC	CIM Urban Income Investments, L.P.	No
7	JPMCB	BP Land Holdings, LLC	Gary W. Harrod	No
8	JPMCB	Landmark Square 1-6 LLC	SL Green Operating Partnership, L.P.	No
9	JPMCB	Centre Market Building, LLC	Gerald S. Kaufman, B. Jeremy Kaufman	No
10	JPMCB	IWF KKH, LLC	Invest West Financial Corporation	No
11	JPMCB	Adventus US Realty #13 LP	Adventus Holdings LP	No
12	JPMCB	Reston EastPointe Property Corp.	LPC Commercial Services, Inc.	No
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	Gregg P. Lisciotti	No
14	JPMCB	11200 Rockville Pike, LLC	William F. Peel, Barbara K. Peel	No
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	WHI Real Estate Partners II, L.P., WHI Real Estate Partners II-PF, L.P., WHI Real Estate Partners II-TE, L.P., WHI Real Estate Partners III, L.P., WHI Real Estate Partners III-PF, L.P., WHI Real Estate Partners III-TE, L.P.	No
16	JPMCB	Royal Oaks Plaza, Inc.	Alicia E. Nevarez, Ricardo A. Nevarez	No
17	JPMCB	TCP Las Palmas Partners, LTD	Robert B. Neely	No
20	JPMCB	MYP Gwinnett, LLC	Joseph Popack, Moshe Popack	No
22	JPMCB	Woodglen Village, LP	Swapnil Agarwal	No
23	JPMCB	Partridge Inn DE, LLC	Richard M. Patton	No
24	JPMCB	Dixie Highway Fisher Park, LLC	Peter Murphy, Jonathan Stott, Peter O’Connor, Kevin Smith	No
25	JPMCB	Terrapin Las Colinas, LLC	Anthony Jon Sherman	No

EXH. A-6

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined
			UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	Hilton Hawaiian Village LLC	0	0	0	0	0	0	0
2	JPMCB	441 Real Estate LLC	0	0	0	0	180,864	0	86,961,915
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	374,106	123,125	0	3,278,052	316,270	200,000	2,032,511
4	JPMCB	Macerich Fresno Limited Partnership	0	0	0	0	0	0	0
5	JPMCB	Adventus US Realty #12 LP	14,485	81,825	0	108,640	360,173	0	7,256,297
6	JPMCB	55 Hawthorne (SF) Owner, LLC	0	0	0	0	0	0	2,531,359
7	JPMCB	BP Land Holdings, LLC	7,110	0	0	28,425	93,078	0	770,000
8	JPMCB	Landmark Square 1-6 LLC	0	0	0	0	1,325,844	0	0
9	JPMCB	Centre Market Building, LLC	6,469	0	0	250,000	565,953	0	0
10	JPMCB	IWF KKH, LLC	81,532	0	0	0	38,955	0	459,021
11	JPMCB	Adventus US Realty #13 LP	5,316	0	0	39,868	250,282	0	837,490
12	JPMCB	Reston EastPointe Property Corp.	3,254	0	0	1,150,000	59,736	0	2,023,260
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	1,202	0	0	15,900	75,423	6,890	0
14	JPMCB	11200 Rockville Pike, LLC	4,014	13,781	0	300,000	172,630	12,951	266,846
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	0	0	0	0	0	0	0
16	JPMCB	Royal Oaks Plaza, Inc.	6,214	334,625	0	13,809	133,792	30,317	540,000
17	JPMCB	TCP Las Palmas Partners, LTD	3,185	479,820	80,000	13,750	87,500	0	200,000
20	JPMCB	MYP Gwinnett, LLC	5,876	68,438	0	28,486	36,370	3,824	119,325
22	JPMCB	Woodglen Village, LP	5,188	16,313	0	0	32,618	0	0
23	JPMCB	Partridge Inn DE, LLC	20,461	0	0	0	12,100	38,500	150,000
24	JPMCB	Dixie Highway Fisher Park, LLC	8,930	0	0	600,000	156,993	0	100,000
25	JPMCB	Terrapin Las Colinas, LLC	12,775	0	0	0	91,990	12,675	105,100

EXH. A-7

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined
			PERIODIC ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve
1	JPMCB	Hilton Hawaiian Village LLC	Springing	0	0	Springing	Springing	0
2	JPMCB	441 Real Estate LLC	0	0	0	180,864	Springing	0
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	Springing	0	Springing	316,270	Springing	6,025
4	JPMCB	Macerich Fresno Limited Partnership	Springing	0	Springing	Springing	Springing	0
5	JPMCB	Adventus US Realty #12 LP	14,485	0	108,640	500,000	Springing	0
6	JPMCB	55 Hawthorne (SF) Owner, LLC	0	0	Springing	Springing	Springing	0
7	JPMCB	BP Land Holdings, LLC	7,110	0	28,425	46,539	Springing	0
8	JPMCB	Landmark Square 1-6 LLC	Springing	0	Springing	220,974	Springing	0
9	JPMCB	Centre Market Building, LLC	6,469	0	250,000	143,863	Springing	0
10	JPMCB	IWF KKH, LLC	4% of Gross Revenues	0	0	38,984	Springing	421,178
11	JPMCB	Adventus US Realty #13 LP	5,316	0	39,868	62,571	Springing	0
12	JPMCB	Reston EastPointe Property Corp.	3,254	0	48,808	59,736	Springing	0
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	1,202	0	15,900	25,141	Springing	0
14	JPMCB	11200 Rockville Pike, LLC	4,014	0	19,294	43,157	3,548	0
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	Springing	0	0	Springing	Springing	0
16	JPMCB	Royal Oaks Plaza, Inc.	6,214	0	13,809	33,448	15,159	0
17	JPMCB	TCP Las Palmas Partners, LTD	3,185	0	13,750	43,750	Springing	0
20	JPMCB	MYP Gwinnett, LLC	5,876	0	28,486	36,370	3,823	0
22	JPMCB	Woodglen Village, LP	5,188	0	0	23,526	Springing	0
23	JPMCB	Partridge Inn DE, LLC	4% of Gross Revenues	0	0	6,050	Springing	Springing
24	JPMCB	Dixie Highway Fisher Park, LLC	8,930	0	26,790	23,002	Springing	0
25	JPMCB	Terrapin Las Colinas, LLC	4% of Gross Revenues	0	0	18,400	6,337	0

EXH. A-8

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMCC 2017-JP5 - Combined

			Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	(Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
1	JPMCB	Hilton Hawaiian Village LLC	0	Yes	Hotel	Yes
2	JPMCB	441 Real Estate LLC	0	Yes	Office	Yes
3	JPMCB	DE Design Borrower 2017 LLC, DD Dunhill 2017 LLC, 1500 Dragon Dunhill LLC	0	Yes	Industrial	No
4	JPMCB	Macerich Fresno Limited Partnership	5	Yes	Retail	Yes
5	JPMCB	Adventus US Realty #12 LP	0	Yes	Office	Yes
6	JPMCB	55 Hawthorne (SF) Owner, LLC	0	Yes	Office	Yes
7	JPMCB	BP Land Holdings, LLC	0	Yes	Mixed Use	No
8	JPMCB	Landmark Square 1-6 LLC	0	Yes	Mixed Use	Yes
9	JPMCB	Centre Market Building, LLC	0	Yes	Office	No
10	JPMCB	IWF KKH, LLC	0	Yes	Hotel	No
11	JPMCB	Adventus US Realty #13 LP	0	Yes	Office	No
12	JPMCB	Reston EastPointe Property Corp.	0	Yes	Office	Yes
13	JPMCB	Orchard Hill Park, LLC, Koles, LLC	0	Yes	Retail	Yes
14	JPMCB	11200 Rockville Pike, LLC	0	Yes	Office	Yes
15	JPMCB	Which West Loop Owner, LLC, Which West Loop Lessee, LLC	0	No	Hotel	Yes
16	JPMCB	Royal Oaks Plaza, Inc.	0	No	Retail	Yes
17	JPMCB	TCP Las Palmas Partners, LTD	0	No	Retail	No
20	JPMCB	MYP Gwinnett, LLC	0	No	Office	Yes
22	JPMCB	Woodglen Village, LP	0	No	Multifamily	No
23	JPMCB	Partridge Inn DE, LLC	0	Yes	Hotel	No
24	JPMCB	Dixie Highway Fisher Park, LLC	0	Yes	Industrial	No
25	JPMCB	Terrapin Las Colinas, LLC	0	Yes	Hotel	Yes

EXH. A-9

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)          Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

(2)          Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(3)          Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)          Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)          Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)          Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since February 23, 2017.

(7)          Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trust) constitutes a legal, valid and binding endorsement or assignment to the Trust (or, with respect to any Non-Serviced Mortgage Loan, to the related Non-Serviced Trust). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the

Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

(8)          Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

(9)          Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

(10)        Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)        Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)        Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)        Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)        Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)        Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)        Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each

Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(19)        Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)        No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)        No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(22)        REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan or Whole Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)        Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

(24)        Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

(25)        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged

Property or related security for such Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the Mortgagor.

(26)        Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)        Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)        Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

(29)        Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced for any lien senior to, and any lien in parity with, the lien of the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)        Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

(32)        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)        Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date or (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of situations where default interest is imposed.

(36)        Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns:

(A)

The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged

Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)	The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)	The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)	The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)	The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)	The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)	The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)	The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)	Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)	In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)        Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

(38)        Rent Rolls; Operating Histories. The Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

(39)        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event

(other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(40)        Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(41)        Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for the last 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for the last10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(42)        Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I to this Agreement (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the

Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

(43)        Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(44)        Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(45)        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(46)        Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(47)        Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(48)        Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”: A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
5	TownePlace Suites Dallas Las Colinas (Loan No. 25)	(Hospitality Provisions) – The comfort letter obtained in connection with the Mortgaged Property is not assignable by the lender to the trustee of a securitization. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trustee on the franchisor’s then-current form, provided that the lender delivers notice to the franchisor within 90 days from the date of the lender’s assignment of the Mortgage Loan to the trustee and identifies the name, address, telephone number and email address for the contact person for the assignee, as well as the date of the assignment.
7	Hilton Hawaiian Village (Loan No. 1), Moffett Gateway (Loan No. 2), Dallas Design District (Loan No. 3), Fresno Fashion Fair Mall (Loan No. 4), Riverway (Loan No. 5) and Landmark Square (Loan No. 8)	(Lien; Valid Assignment) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
7	4400 Dixie Highway (Loan No. 24)	(Lien; Valid Assignment) – The Mortgaged Property is subject to an outstanding mechanic’s lien for claims in the amount of $1,381,419.73 in connection with certain labor performed for the Mortgaged Property’s largest tenant, Garden’s Alive. The Mortgagor has represented that it was not a party to any contract related to the mechanic’s lien but nonetheless is required under the Mortgage Loan documents to use commercially reasonable efforts to cause the mechanic’s lien to be fully bonded or discharged of record on or before the first anniversary of the Mortgage Loan origination date. The related Title Policy does not contain an exception for the lien. However, the Mortgage Loan documents contain a non-recourse carve-out for any losses resulting from the mechanic’s lien (including, without limitation, any termination of the Garden’s Alive lease, costs for “self-

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
help”, costs, expenses and/or amounts paid to bond or discharge such lien, and reasonable counsel fees and expenses related to the foregoing).
8	Moffett Gateway (Loan No. 2)	(Permitted Liens; Title Insurance) – The sole tenant at the Mortgaged Property, Google Inc., has a right of first offer, so long as the Mortgagor or an affiliate owns the Mortgaged Property, to purchase all or any portion of the Mortgaged Property that the Mortgagor is willing to sell. The right of first offer expressly does not apply to any third party (including any owner by reason of foreclosure or any successor-in-interest) who subsequently owns all or any portion of the Mortgaged Property.
8	Fresno Fashion Fair Mall (Loan No. 4)	(Permitted Liens; Title Insurance) – Pursuant to the related lease, the largest tenant at the Mortgaged Property, JC Penney, has the right to purchase its leased space at the Mortgaged Property. The Mortgagor may nullify this purchase option by releasing the tenant from its obligations under the lease, and the Mortgage Loan documents require that the Mortgagor reject any offer to purchase the leased parcel.
8	Bardmoor Palms (Loan No. 7)	(Permitted Liens; Title Insurance) – The largest tenant at the Mortgaged Property, Allstate Corporation, has a right of first refusal to purchase the Mortgaged Property in the event the Mortgagor receives an offer to purchase the Mortgaged Property from a bona fide third party buyer. The tenant has signed a subordination, non-disturbance and attornment agreement that subordinates the right to any foreclosure or deed-in-lieu or any subsequent transfer by the lender or its designee.
8	Courtyard Marriott – King Kamehameha (Loan No. 10)	(Permitted Liens; Title Insurance) – The ground leases are subordinate to a fee mortgage but the fee mortgagee provided a non-disturbance agreement with respect to the ground leases.
8	Orchard Hill Park (Loan No. 13)	(Permitted Liens; Title Insurance) – Target Corporation, a tenant on an adjacent parcel, has a right of first refusal to purchase the Mortgaged Property under a recorded agreement with the Mortgagor. The right does not apply in the context of a foreclosure or deed-in-lieu of foreclosure by the lender on the Mortgaged Property.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
9	Moffett Gateway (Loan No. 2)	(Junior Liens) – There is a mezzanine loan in the amount of $50,000,000, which is held by a third party. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender have entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
9	Fresno Fashion Fair Mall (Loan No. 4)

(Junior Liens) – The Mortgage Loan documents permit the Mortgagor to incur personal property purchase money financing and leases that are (i) associated with the Mortgaged Property used in the ordinary course of operating and maintaining the Mortgaged Property whose removal would not materially damage or impair the value of the property (as determined by the borrower in its reasonable judgment) and (ii) secured only by the financed property, up to an aggregate amount of not greater than $2,000,000, except that such limit does not apply to equipment leases associated with sustainability and environmental initiatives (including, but not limited to, initiatives such as solar panel installations and fuel cell installations) provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000.

The Mortgage Loan documents permit the Mortgagor to enter into any “Property-Assessed Clean Energy Loan” (PACE) which is repaid through multi-year assessments against the Mortgaged Property in an amount not to exceed $10,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed).

9	Landmark Square (Loan No. 8)	(Junior Liens) – In connection with a bona fide transfer of the Mortgaged Property to an unaffiliated third party and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, the owners of the transferee are permitted to obtain a mezzanine loan upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than 56.9%; (ii) immediately after giving effect to the mezzanine loan, the combined debt service coverage ratio based on the 12 month period immediately following the date of determination is not less than 2.25x; and (iii) the execution of an intercreditor

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
agreement satisfactory to the lender in its sole discretion.
9	Courtyard Marriott – King Kamehameha (Loan No. 10)	(Junior Liens) – One or more direct or indirect newly-formed bankruptcy remote owners of the Mortgagor or a transferee in connection with a transfer of the Mortgaged Property to a party other than the Mortgagor or its affiliates and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents are permitted to obtain mezzanine financing upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) immediately after giving effect to the mezzanine loan, the Mortgage Loan and mezzanine loan have a combined loan-to-value ratio of not greater than 41.4%; (ii) the combined debt service coverage ratio based on the 12 month period immediately following the date of determination is not less than 1.97x; and (iii) the execution of an intercreditor agreement satisfactory to the lender and the rating agencies in their sole discretion.
9	55 Hawthorne (Loan No. 6)	(Junior Liens) – The owners of the Mortgagor are permitted to obtain one or more mezzanine loans upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than the loan-to-value ratio of the Mortgage Loan as of the origination date; (ii) a combined debt service coverage ratio not less than the debt service coverage ratio for the Mortgage Loan as of the origination date; and (iii) the execution of a customary intercreditor agreement reasonably acceptable to the lender.
9	Reston EastPointe (Loan No. 12)	(Junior Liens) – In connection with a bona fide transfer of the Mortgaged Property to an unaffiliated third party and assumption of the Mortgage Loan in accordance with the Mortgage Loan documents, the owners of the transferee are permitted to obtain a mezzanine loan upon satisfaction of certain conditions, which include (but are not limited to) the following: (i) a combined loan-to-value ratio of not greater than 62.1%; (ii) immediately after giving effect to the mezzanine loan, the combined debt service coverage ratio based on the trailing three month period is not less than 2.23x; (iii) immediately after giving effect to the mezzanine loan, the combined

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
debt yield based on the trailing three month period is not less than 9.4% and (iv) the execution of an intercreditor agreement reasonably satisfactory to the lender.
10	Hilton Hawaiian Village (Loan No. 1), Moffett Gateway (Loan No. 2), Dallas Design District (Loan No. 3), Fresno Fashion Fair Mall (Loan No. 4), Riverway (Loan No. 5) and Landmark Square (Loan No. 8)	(Assignment of Leases and Rents) – The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
14	Woodglen Village (Loan No. 22)	(Condemnation) – As of the origination date, the Mortgagor and the City of Houston were negotiating the sale of an unimproved portion of the Mortgaged Property (the “Outparcel”) to the City of Houston. In the event the purchase and sale of the Outparcel is not consummated, the City of Houston is expected to take the Outparcel through a condemnation proceeding. The Mortgage Loan documents permit the Mortgagor to release the Outparcel at any time during the term of the Mortgage Loan upon certain terms and conditions set forth in the Mortgage Loan documents.
15	Woodglen Village (Loan No. 22)	(Actions Concerning Mortgage Loans) – Swapnil Agarwal, the guarantor and a principal of Nitya Capital, the Mortgage Loan sponsor, is currently a defendant in a civil lawsuit. The claims against the sponsor are for tortious interference and misappropriation of trade secrets. The plaintiff is claiming damages of $200,000 to $1,000,000. The trial has been scheduled for June 19, 2017.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
18	Hilton Hawaiian Village (Loan No. 1)

(Insurance) – The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $60,000,000, rather than five percent (5%) of the then outstanding principal balance of the Mortgage Loan.

The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $500,000 per occurrence, and the Mortgagor may utilize a $5,000,000 aggregate deductible in conjunction with a per occurrence deductible which will not exceed $500,000 per occurrence except with respect to flood, wind and earthquake coverage (which may contain a deductible not to exceed 5% of the total insurable value of the Mortgaged Property subject to a $1,000,000 minimum). The Mortgagor is permitted to maintain flood, wind and earthquake coverage with a maximum deductible of 15% of the total insurable value of the Mortgaged Property if the guarantor delivers a guaranty of that portion that exceeds the 15% limit. In addition, subject to Rating Agency approval, the Mortgagor is permitted to provide coverage for named windstorm in an amount equal to the greater of $500,000,000 per occurrence and the 1,000 year Probable Maximum Loss as indicated in a risk analysis for all risk locations under the policy.

The Mortgage Loan documents permit the Mortgagor to maintain commercial general liability insurance with a combined limit of not less than $1,500,000 in the aggregate.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that if such syndicate consists of five (5) or more members, (A) at least sixty percent (60%) of the insurance coverage (or seventy-five percent (75%) if such syndicate consists of four (4) or fewer members) and one hundred percent (100%) of the first layer of insurance coverage is provided by insurance companies having a claims paying ability rating of “A” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company) and (B) the remaining forty percent (40%) of the insurance coverage (or the remaining twenty-five percent (25%) if

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

such syndicate consists of four (4) or fewer members) is provided by insurance companies having a claims paying ability rating of “BBB+” or better (or its equivalent) by S&P, Fitch (if Fitch is rating the securitization and is rating the insurance company) and Moody’s (if Moody’s is rating the securitization and is rating the insurance company).

The Mortgagors may maintain a portion of their coverage with United Specialty Insurance Company (“United”) in its current participation amounts and positions within the syndicate, provided that the Mortgagors obtain reinsurance with a cut-through endorsement, acceptable to the lender and the Rating Agencies, with respect to United from an insurance company which is rated at least “A” with S&P and “A2” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company, or such higher rating as may be required by a Rating Agency, not to exceed “A+” with S&P and “A1” with Moody’s, to the extent Moody’s rates the certificates and rates the applicable insurance company.

18	Moffett Gateway (Loan No. 2)	(Insurance) – The Mortgage Loan documents permit the Mortgagor to maintain a portion of the earthquake insurance coverage with Aspen Specialty Insurance Company in its current participation amount within the syndicate, provided that the AM Best rating of the insurer is not withdrawn or downgraded below its rating as of the origination date and, upon renewal of the current policy, the Mortgagor replaces Aspen Specialty Insurance Company with an insurance company meeting the requirements of the Mortgage Loan documents.
18	Fresno Fashion Fair Mall (Loan No. 4)

(Insurance) – The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) 5% of the insured value for windstorm coverage (subject to a $1,000,000 minimum), (ii) 5% of the insured value for earthquake coverage (subject to a $1,000,000 minimum), (iii) 5% of the insured value for flood coverage (subject to a $1,000,000 minimum for high hazard flood zones) and (iv) $100,000 for all other such coverage.

The Mortgage Loan documents permit the Mortgagor to

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

maintain general liability insurance coverage with a deductible or self-insured retention of $100,000.

The Mortgage Loan documents require insurers to have (i) an S&P rating of at least “A” or better and Moody’s rating of at least “A2”, if Moody’s is rating the Certificates and rates the applicable insurance company (however for multilayered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P and “Baa2” by Moody’s, if Moody’s is rating the Certificates and rates the applicable insurance company) and (ii) an AM Best rating of “A-:VIII” or better.

The Mortgagor may obtain insurance policies which (i) have coverages, deductibles and/or other related provisions other than those required by the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements of the Mortgage Loan documents, provided that the Mortgagor receives the lender’s prior written consent and, if required by the lender, a rating agency confirmation.

18	Landmark Square (Loan No. 8)	(Insurance) – The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $100,000. In addition, the Mortgagor may maintain commercial general liability insurance with a deductible or self-insured retention that does not exceed $125,000 or such other higher amount as may be agreed to by the lender.
18	55 Hawthorne (Loan No. 6)	(Insurance) – The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed 10% of the insured value for earthquake coverage.
18	Courtyard Marriott – King Kamehameha (Loan No. 10)

(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that (i) if four (4) or fewer insurance companies issue the policies, then at least seventy-five percent (75%) of the required coverage is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” by S&P and “Baa2” by Moody’s,

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

to the extent Moody’s rates the insurance companies, or (ii) if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the required coverage is required to be provided by insurance companies with a claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies.

The Mortgagor is permitted to maintain insurance coverage with Starr Surplus Lines Insurance Company, Atain Specialty Insurance Company, Maxum Indemnity Company, United National Insurance Company and Ironshore Indemnity Inc. in their current participation amounts and positions within the syndicate, provided that (x) the respective AM Best rating of Starr Surplus Lines Insurance Company, Atain Specialty Insurance Company, Maxum Indemnity Company, and United National Insurance Company is not withdrawn or downgraded below the rating of such company on the origination date and (y) at renewal of the current policy term, the Mortgagor is required to replace Starr Surplus Lines Insurance Company, Atain Specialty Insurance Company, Maxum Indemnity Company, and United National Insurance Company with insurance companies meeting the ratings requirements set forth in the Mortgage Loan documents.

The Mortgagor is permitted to maintain the Worker’s Compensation and Employer’s Liability coverage through DTRIC Insurance Underwriters, Limited, provided the parent of such company, Aioi Nissay Dowa Insurance Company, Limited, continues to maintain the rating requirements set forth in the Mortgage Loan documents.

The threshold at or above which the lender has the right to hold and disburse insurance proceeds in respect of a casualty loss is $2,000,000, rather than five percent (5%) of the then outstanding principal balance of the Mortgage Loan.

18	Marriott Galleria (Loan No. 15)	(Insurance) – The Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $100,000. In addition, the Mortgagor may maintain

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

commercial general liability insurance with a deductible that does not exceed $50,000.

The Mortgagor may maintain flood hazard insurance in the amount not to exceed the maximum amount available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (the “NFIP Policy”) plus $10,000,000. In addition, such NFIP Policy will be waived so long as the Mortgagor provides a private flood policy comparable to the NFIP Policy as determined by the lender.

19	Riverway (Loan No. 5)	(Access; Utilities; Separate Tax Lots) – A portion of the Mortgaged Property is a part of a tax parcel that contains additional land that is not part of the Mortgaged Property. The Mortgage Loan agreement requires that the Mortgagor cause the appropriate governmental authority to cause such portion of the Mortgaged Property to be assessed as a separate tax parcel prior to January 1, 2018. The Mortgagor is required to deposit into the monthly tax escrow reserve sufficient funds to cover the Mortgaged Property and additional land, until a separate parcel identification number is obtained.
19	Landmark Square (Loan No. 8)	(Access; Utilities; Separate Tax Lots) – A portion of the Mortgaged Property constituting the Mortgagor’s leasehold interest in an air rights parcel is taxed as part of the larger fee estate. The Mortgagor is required to pay 50% of the real estate taxes assessed against the entire parcel.
28	Hilton Hawaiian Village (Loan No. 1)

(Recourse Obligations) – The aggregate liability of the guarantor with respect to all full recourse carve-outs in the Mortgage Loan documents may not exceed an amount equal to 10% of the principal balance of the Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred).

The guarantor is not a party to the environmental indemnity, and the Mortgagors are the sole parties liable for any breaches or violations of the environmental indemnity.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

The indemnification obligations of the Mortgagors and the guarantor under the environmental indemnity will terminate three (3) years after the full and indefeasible payment of the Mortgage Loan provided that at the time of such payment, the Mortgagors or the guarantor furnish to the lender an updated environmental report from an environmental consultant reasonably acceptable to the lender and the Rating Agencies, which updated report discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan): (i) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or operations thereon, (ii) environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings directly connected with any environmental matter addressed in the indemnity, or (iv) the presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with applicable laws.

The carve-out regarding material misrepresentations is limited to material and willful misrepresentations.

The carve-outs regarding willful misconduct and waste are limited to willful misconduct that results in physical damage or waste to the Mortgaged Property.

Misapplication of gross revenues, condemnation awards or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

Failure to obtain the lender’s prior consent to any transfer of the Mortgaged Property or a transfer of the ownership interests in the Mortgagors (excluding permitted transfers under the Mortgage Loan documents) is a loss carve-out.

28	Moffett Gateway (Loan No. 2)

(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the indemnitors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Mortgagor and the guarantor will be released from their liabilities and obligations under the environmental indemnity on the second (2nd) anniversary of the date that the lender received such acceptable Phase I environmental report.

The carve-out for waste excludes the failure of the Mortgagor to repair or maintain, or to pay any expense in connection with the repair or maintenance of, all or any portion of the Mortgaged Property if funds sufficient to prevent such waste were, at the time in question, held in the cash management account and available to be used for property repairs or maintenance (i.e. not ear-marked for another purpose) and the lender fails to make such funds available to pay for such repairs or maintenance as required pursuant to the terms of the Mortgage Loan documents.

The carve-out for misapplication, misappropriation or conversion of rents after an event of default, insurance proceeds and condemnation awards is limited to conversion or application of such funds in a manner prohibited by the Mortgage Loan documents.

The carve-out for filing an answer consenting to or otherwise acquiescing in any involuntary bankruptcy filing is limited to the extent the Mortgagor has a good faith basis to object to such application.

Any transfer resulting from the death or legal incapacity of the individual nonrecourse carve-out guarantor, Jay Paul, will not trigger liability under the carve-out for transfers in violation of the Mortgage Loan documents.

The Mortgage Loan documents provide that there will be no recourse liability against the Mortgagor or the guarantors to the extent that such liability is solely the result of an action taken by the owner’s association under the recorded declaration of covenants, conditions and restrictions affecting the Mortgaged Property due to the lender exercising its rights under the proxy delivered by the Mortgagor at origination of the Mortgage Loan.

28	Fresno Fashion Fair Mall (Loan No. 4)	(Recourse Obligations) – There is no carve-out for willful misconduct. Misapplication of gross revenues, condemnation awards

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

or insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

The carve-out for material physical waste is limited to intentional physical waste of any portion of the Mortgaged Property (except for non-income producing portions of the Mortgaged Property which would not materially and adversely affect the ongoing use, economic value of, revenue or operations of the remaining Mortgaged Property) by the Mortgagor, the guarantor or any of their affiliates.

The Mortgagor has sixty (60) days to discharge an involuntary bankruptcy petition against the Mortgagor by anyone other than the lender for which the Mortgagor or any affiliate solicited or caused to be solicited petitioning creditors (other than the lender) for such involuntary petition prior to triggering full recourse liability for such carve-out.

There is no full recourse carve-out for acquiescence to an involuntary bankruptcy filing.

The carve-out for unauthorized transfers is limited to (i) any voluntary transfer of all or substantially all of the fee title to the real estate comprising the Mortgaged Property or (ii) any voluntary conveyance of any direct or indirect interest in the Mortgagor in which a change of control prohibited by the Mortgage Loan documents occurs; provided that there is no liability under this carve-out for a transfer with respect to which the Mortgagor or any other party has failed to provide notice to the lender or the opportunity to review any documentation in connection with such transfer, or copies of the documentation relating to such transfer, which such transfer would otherwise constitute a permitted transfer under the Mortgage Loan documents if the Mortgagor had provided such requisite notice and/or provided such documentation to the lender).

The Mortgagor and guarantor will not have full recourse liability for transfers in violation of the Mortgage Loan documents or liability for losses under the non-recourse carve-out provisions to the extent that the circumstance, event or condition which gives rise to the breach or violation is directly attributable to one or more of the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

following: (i) insufficient revenues from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as a result of the lender’s exercise of its remedies with respect to Mortgaged Property cash flow, or otherwise; (iii) insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than revenues from the Mortgaged Property (subject to the carve-out related to special purpose entities); (v) the failure to pay the Mortgage Loan as a result of (i), (ii) or (iii) above; (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor, through a judgment or exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor or (vii) a transfer with respect to which the Mortgagor or any other person or entity has failed to provide notice to the lender or the opportunity to review any documentation for such transfer, in the event the transfer would otherwise be allowed under the Mortgage Loan documents.

In the event that (i) the Mortgage Loan is paid in full, and (ii) not more than three (3) months prior to the second anniversary of the date on which the Mortgage Loan is paid in full (or at any time thereafter), the Mortgagor, at its sole cost and expense, delivers to the indemnitee a current Phase I environmental site assessment of the Mortgaged Property in form and substance reasonably satisfactory to the indemnitee and prepared by a qualified environmental consultant chosen or approved by the indemnitee in its sole but good faith discretion (and delivers a follow up Phase II environmental report if required by the Phase I) and such other information or investigations as the indemnitee may reasonably require, which conclude that the Mortgaged Property contains no “recognized environmental conditions” (as that term is used by environmental professionals under applicable ASTM standards), the Mortgagor and guarantor are required to be released from their obligations under the environmental indemnity on the second anniversary of the date on which the Mortgage Loan is paid in full (or at

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

any time thereafter, if such conditions are satisfied after the second anniversary of such date).

The Mortgagor has obtained environmental coverage as part of its blanket environmental insurance policy. The environmental indemnity provides that the lender is required to use commercially reasonable efforts to pursue the environmental insurance policy procured by the Mortgagor, to the extent the same is available, prior to pursuing any remedies, and any liability of the Mortgagor and guarantor under the indemnity will be reduced by the amount actually received by the lender under such environmental policy.

28	Landmark Square (Loan No. 8)

(Recourse Obligations) – The indemnification obligations of the Mortgagor the guarantor under the environmental indemnity terminate one (1) year and one (1) day following the full and indefeasible payment of the Mortgage Loan (exclusive of any indemnification or other obligations which are expressly stated in any of the Mortgage Loan documents to survive satisfaction, provided that such indemnification or other obligations are inchoate in nature) or the full and indefeasible defeasance of the Mortgage Loan in accordance with the Mortgage Loan documents, provided that (i) the Mortgagor or the guarantor furnishes to the lender an updated environmental report in form and substance, and from an environmental consultant, reasonably acceptable to the lender, which updated report is dated no earlier than the date of such payment of defeasance and discloses, as of the date of such report, no actual or threatened (A) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, which has not been cured in accordance with applicable law, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter addressed in the indemnity, (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated as required by applicable environmental laws and (E) no significant risk of contamination to the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Mortgaged Property from any offsite hazardous substances in violation of the representations, warranties and covenants set forth in the indemnity and in other Mortgage Loan documents; (ii) no environmental claim involving or alleging any non-compliance with any applicable environmental laws or the existence of any unsafe or hazardous condition resulting from or related to a release of hazardous substances is pending or threatened in writing with respect to the Mortgaged Property; (iii) no change has occurred in applicable environmental laws which could reasonably be expected to result in the lender being held responsible for causing the Mortgaged Property not to be in material compliance with environmental laws and (iv) all periods of time have expired within which a claim for the recovery of a preferential payment, or fraudulent conveyance, or fraudulent transfer, in respect of such payment could be filed or asserted with (x) no such claim having been filed or asserted, or (y) the final, non-appealable decision of a court of competent jurisdiction denying the claim or assertion.

The carve-out for material physical waste is limited to the intentional acts or intentional omissions of the Mortgagor (excluding normal wear and tear and damage by casualty).

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to misapplication which remains uncured under the Mortgage Loan documents.

The carve-out for failure to deliver security deposits to the lender after an event of default excludes security deposits that were applied after an event of default with the express written consent of the lender.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
28	55 Hawthorne (Loan No. 6)

(Recourse Obligations) – The carve-out for intentional misrepresentations is limited to material misrepresentations in any of the Mortgage Loan documents (i) by the guarantor or any of their respective authorized representatives, or (ii) by the Mortgagor, any affiliate of the Mortgagor or any of their respective authorized representatives, which was known by the Mortgagor or guarantor to be false when made.

The carve-out for waste is limited to intentional material physical waste at the Mortgaged Property committed by the Mortgagor or the guarantor.

There is no carve-out for willful misconduct.

The carve-out for misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards is limited to the intentional misapplication, intentional misappropriation or intentional conversion by the Mortgagor or the guarantor of any funds in violation of the Mortgage Loan documents (and less only that portion of such revenues which is actually used by the Mortgagor to operate the Mortgaged Property in the ordinary course of business and provided such use is approved in writing by the lender), except to the extent that the Mortgagor or the guarantor, as applicable, did not have the legal right to direct disbursement of such funds because of a bankruptcy, receivership or similar proceeding.

There is no carve-out for failure to deliver security deposits to the lender after an event of default, but the Mortgage Loan documents include a loss carve-out for intentional misappropriation, intentional misapplication or intentional conversion of security deposits after an event of default.

The obligations and liabilities of the Mortgagor and the guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting one (1) year after the payment in full or defeasance of the related Mortgage Loan, provided (i) the Mortgage Loan has been paid off in full or defeased without the lender having exercised any remedies or foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full or defeased, and (iii) indemnitee shall have received, at the Mortgagor’s and guarantor’s expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents. In addition, the Mortgage Loan agreement includes a carve-out for losses for any material breach of any representation, warranty or indemnification obligation by the Mortgagor or the guarantor under the environmental indemnity.

The Mortgage Loan agreement provides that the Mortgage Loan is fully recourse to the Mortgagor and the guarantor in the event there is any unauthorized voluntary transfer of fee title to the Mortgaged Property or a controlling or majority interest in the Mortgagor in violation of the Mortgage Loan documents.

The full recourse carve-outs for voluntary and involuntary bankruptcy do not include “consenting” or “acquiescing” to a bankruptcy filing. The Mortgage Loan agreement does include a full recourse carve-out for voluntary filings or for the Mortgagor, the guarantor or any of their affiliates requesting, agreeing or colluding with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor.

28	Bardmoor Palms (Loan No. 7)

(Recourse Obligations) – The liabilities and obligations of the Mortgagor and the guarantor under the environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full (i) the Mortgage Loan has been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

change, between origination date and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the indemnitee has received, at indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, and (iv) three (3) years have passed since date that the Mortgage Loan has been paid in full.

The carve-out for material physical waste is limited to intentional material physical waste.

The carve-out for voluntary bankruptcy filings excludes filings made at the consent or direction of the lender or servicer or their affiliates, and the carve-out for involuntary bankruptcy filings excludes filings by the lender, servicer or their affiliates.

28	Centre Market Building (Loan No. 9)

(Recourse Obligations) – Involuntary transfers or other transfers made without the lender’s consent when the lender’s consent is required pursuant to the Mortgage Loan documents is a loss carve-out under the Mortgage Loan documents. The following transfers (excluding certain permitted transfers under the Mortgage Loan documents) will trigger full recourse liability under the Mortgage Loan documents: (i) any voluntary granting of a mortgage or other lien upon the Mortgaged Property, or (ii) any voluntary transfer which results in a failure of the guarantors to own at least 8.0% of the Mortgagor (directly or indirectly through trusts or other entities owned by the guarantors) and control the Mortgagor, or (iii) a sale or pledge of an interest in the Mortgagor by Newark Center Building Company, L.P., a New York limited partnership, KS Newark, LLC, a New Jersey limited liability company, the single purpose entity principal of the Mortgagor, the guarantors or the JBK Trust. Notwithstanding the foregoing, any sale of pledge arising from the death or incapacity of the guarantors will

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

not trigger liability if the Mortgagor is unable to satisfy the requirements of a Permitted Change in Control. A “Permitted Change of Control” means the replacement of the guarantors as the controlling parties of the Mortgagor with an approved replacement guarantor in accordance with the provisions of the Mortgage Loan agreement.

The carve-out for material physical waste excludes waste occurred during a time when there was sufficient cash flow from the Mortgaged Property to prevent such waste (and such waste was preventable by the payment of money), but the lender or a receiver was in control of such revenue and did not allow it to be used to prevent such waste after request for such revenue was made by the Mortgagor.

The carve-out for willful misconduct excludes any action that requires the expenditure of any funds in order to perform the obligation in question to the extent there was (i) insufficient cash flow from the Mortgaged Property to allow the Mortgagor or the guarantors to perform the obligation or (ii) sufficient cash flow to perform such obligations, but the lender or a receiver was in control of such revenue and did not allow it to be used to allow the Mortgagor or guarantors to perform the obligation in question.

Acquiescence or filing an answer consenting to any involuntary bankruptcy action if such action is brought by the lender is not a full recourse carve-out.

The liabilities and obligations of the Mortgagor and the guarantors under the environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full (i) the Mortgage Loan has been paid in full on or prior to the maturity date and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between origination date and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
in full, (iii) the indemnitee has received, at indemnitor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, and (iv) two years have passed since date that the Mortgage Loan has been paid in full.
28	Courtyard Marriott – King Kamehameha (Loan No. 10)	(Recourse Obligations) – There is no carve-out for misappropriation of rents, insurance proceeds or condemnation awards. There is a loss carve-out for misapplication or conversion of such amounts.
28	Reston EastPointe (Loan No. 12)

(Recourse Obligations) – The full recourse carve-out for failure to obtain the lender’s prior written consent to any transfer as required by the Mortgage Loan documents provides that there will be no liability to the Mortgagor if a transfer is otherwise permitted under the Mortgage Loan documents but for the Mortgagor failing to provide a required notice to the lender.

Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the Mortgagor or guarantor delivers to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the Mortgagor and guarantor are required to be released from their liabilities and obligations set forth in the environmental indemnity on the third (3rd) anniversary of the date that the lender received such acceptable Phase I environmental report.

28	Orchard Hill Park (Loan No. 13)	(Recourse Obligations) – The indemnification obligations of the Mortgagor and the guarantor under the environmental indemnity will terminate two (2) years after the full and indefeasible payment of the Mortgage Loan, provided that at the time of such payment, the Mortgagor or the guarantor furnishes to the lender a Phase I environmental report, which report is from an environmental consultant reasonably acceptable to the lender and the rating agencies, and which discloses, as of the date of such repayment, no actual or threatened (other than as disclosed in the environmental report delivered in

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
connection with the origination of the Mortgage Loan) (i) noncompliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or its operations, (ii) environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the environmental indemnity agreement or (iv) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental law.
28	11200 Rockville Pike (Loan No. 14)	(Recourse Obligations) – Following the repayment and satisfaction of the Mortgage Loan, provided that upon or after such repayment, the Mortgagor and the guarantors deliver to the lender a Phase I environmental report reasonably acceptable to the lender reflecting that the Mortgaged Property is free from hazardous substances, the Mortgagor and the guarantors will be released from their liabilities and obligations under the environmental indemnity on the third (3rd) anniversary of the date that the lender received such acceptable Phase I environmental report.
28	Marriott Galleria (Loan No. 15)

(Recourse Obligations) – The loss carve-out for material physical waste excludes material physical waste resulting from (i) the failure of the lender to make insurance or condemnation proceeds available for restoration of the Mortgaged Property as provided in the Mortgage Loan documents, (ii) the failure of the lender to make available funds on deposit in the reserve funds pursuant to the terms of the Mortgage Loan documents, (iii) the Mortgagor’s failure to remedy deferred maintenance items at the Mortgaged Property because it lacks sufficient cash flow (so long as such insufficiency does not arise from the intentional misappropriation or conversion of revenues by the Mortgagor, its single purpose entity principal or the guarantor or any of their affiliates), and (iv) the Mortgagor’s failure to restore the Mortgaged Property after a casualty or condemnation if the Mortgagor was, at the time of such casualty or condemnation, maintaining the insurance coverage

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

required pursuant to the terms of the Mortgage Loan documents and the cost of such restoration exceeds the amount of the net proceeds actually made available to the Mortgagor to pay the costs of the restoration.

The obligations and liabilities of the Mortgagor and the guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting twenty-four (24) months after payment in full of the Mortgage Loan when all of the following conditions are satisfied: (i) the Mortgage Loan is paid in full and the indemnitee has not commenced foreclosure proceedings or otherwise taken possession of all or any portion of the Mortgaged Property, (ii) there has been no material change, between the date of the origination and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the loan documents, notwithstanding the fact that the Mortgage Loan is paid in full, and (iii) the indemnitee has received, at the Mortgagor’s and the guarantors’ expense, an updated Phase I environmental report dated within sixty (60) days of the requested release date showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the Mortgage Loan documents.

28	Royal Oaks Plaza (Loan No. 16)

(Recourse Obligations) – The obligations and liabilities of the Mortgagor and the guarantors under the environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan is paid in full or defeased and the lender has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the origination date and the date the Mortgage Loan is paid in full or defeased, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the indemnity,

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

notwithstanding the fact that the Mortgage Loan is paid in full or defeased, (iii) the lender receives, at the borrower’s or guarantors’ expense, an updated environmental report dated within ninety (90) days of the requested release showing, to the reasonable satisfaction of the lender, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (iv) two (2) years have passed since date that the Mortgage Loan has been paid in full or defeased.

The full recourse carve-out for transfers in violation of the Mortgage Loan documents is limited to any unauthorized voluntary transfer of fee title to the Mortgaged Property or a controlling or majority interest in the Mortgagor, in each case in violation of the Mortgage Loan documents.

28	4400 Dixie Highway (Loan No. 24)	(Recourse Obligations) – The obligation of the Mortgagor and the guarantors to indemnify the lender under the environmental indemnity will terminate and be of no further force and effect starting two (2) years after the payment in full of the Mortgage Loan, provided that at the time of such payment, the Mortgagor delivers to the lender, at the Mortgagor’s and the guarantors’ sole cost and expense, a Phase I environmental report from an environmental consultant reasonably acceptable to the lender and the rating agencies, and which report discloses, as of the date of such repayment, no actual or threatened (i) non-compliance with or violation of applicable environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, (ii) any environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the Mortgage Loan documents or (iv) presence or release of any hazardous substances in, on, above, or under the Mortgaged Property that has not been fully remediated in accordance with all applicable laws.
29	Hilton Hawaiian Village (Loan No. 1)

(Mortgage Releases) – The Mortgagor is permitted to release the ground leased parcel at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Mortgage Loan documents including, without limitation, the payment of the parcel release price of $2,500,000.

The Mortgagor is permitted to release the retail component at the Mortgaged Property and certain other parcels of property that do not materially and adversely affect the ongoing operations of the Mortgaged Property (other than the lost income associated with the parcels being released) at the Mortgaged Property after the expiration of the lockout period upon satisfaction of certain terms and conditions in the Mortgage Loan documents.

The release price for the retail component of the Mortgaged Property is required to be the product of (i) 110% and (ii) the product of (A) the greater of (1) 100% of the difference in value of the Mortgaged Property including the retail component and excluding the retail component (based on a new appraisal) and (2) the net sales proceeds and (B) 57.2%.

The release price for the other parcels of the Mortgaged Property is required to be the product of (a) 110% and (b) (i) the product of 100% of the difference in value of the Mortgaged Property including such parcel(s) and excluding such parcel(s) (based on a new appraisal) and (ii) 57.2%.

In each case, the partial release requires the delivery of an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release.

29	Moffett Gateway (Loan No. 2)	(Mortgage Releases) – The Mortgagor may release an individual building at the Mortgaged Property and the related ownership interests in the owner’s association with a partial defeasance after the occurrence of the permitted defeasance date upon satisfaction of certain conditions set forth in the Mortgage Loan documents, including, without limitation, the defeasance of the “Adjusted Release Amount”, which is equal to (i) the allocated Mortgage Loan amount for the building plus (ii) if the Google Tenancy Condition is not satisfied, 25% of the allocated Mortgage Loan amount. The “Google Tenancy Condition” means (a) there is no excess cash flow sweep period caused by a tenant trigger event and

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
(b) either the Google lease or a lease for the same premises with a tenant that has a long term unsecured debt rating of BBB or its equivalent is in full force and effect for the remaining Mortgaged Property.
29	Woodglen Village (Loan No. 22)	(Mortgage Releases) – The Mortgagor is permitted to release an unimproved outparcel at the Mortgaged Property at any time during the term of the Mortgage Loan upon satisfaction of certain terms and conditions in the Mortgage Loan documents including, without limitation, compliance with REMIC requirements and the payment of a release price equal to the greater of (i) $47,438 and (ii) the purchase price of the outparcel based on a sale to a party unaffiliated with the Mortgagor less reasonable and customary costs and expenses in connection with the sale. The related appraisal allocated a value of $55,000 to the outparcel.
30	Hilton Hawaiian Village (Loan No. 1)	(Financial Reporting; Rent Rolls) – The Mortgage Loan documents require the Mortgagor to deliver a complete copy of the guarantor’s (or its publicly traded parent’s) annual financial statements audited by a “Big Four” accounting firm or other independent certified accountant acceptable to the lender, and the financial information for the Mortgaged Property and the Mortgagor is required to be included a part of such annual audited financial statements.
31	Hilton Hawaiian Village (Loan No. 1)	(Acts of Terrorism Exclusion) – If (i) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, (ii) the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar or subsequent statute, extension or reauthorization is modified which results in a material increase in terrorism coverage premiums or (iii) there is a disruption in the terrorism insurance marketplace as the result of a terrorism event which results in a material increase in terrorism insurance premiums for properties located in the United States, then provided that terrorism insurance is commercially available, the Mortgagors are not required to spend more than two (2) times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism, earthquake and windstorm components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagors are required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In addition, In addition, the amount of terrorism coverage required under the Mortgage Loan documents is an amount equal to the lesser of (a) the amounts required for the all risk property coverage and (b) $1,275,000,000 (provided that, in the event such limit is an annual aggregate and said limit is eroded by five percent (5%) or more due to claims, the Mortgagors must reinstate the available limits within 90 days to the limits required in the Mortgage Loan documents.
31	Fresno Fashion Fair Mall (Loan No. 4)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or subsequent statute, extension, or reauthorization is no longer in effect, the Mortgagor is not required to pay any annual premiums solely with respect to such terrorism coverage in excess of the 200% of the amount of the then annual premiums paid by the Mortgagor for all-risk coverage under a standalone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage), provided that if the premiums payable with respect to such terrorism coverage exceeds the cap amount, the lender may, at its option (i) purchase such stand-alone terrorism policy, with the Mortgagor paying such portion of the premiums with respect thereto equal to the cap and the lender paying such portion of the premiums in excess of the cap amount or (ii) modify the deductible amounts, policy limits and other required policy terms to reduce the premiums payable with respect to such stand-alone terrorism policy to the cap amount.
31	Landmark Square (Loan No. 8)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar statute is not in effect and provided that terrorism insurance is commercially available, the Mortgagor is not required to spend more than two (2) times the amount of the then-current premiums for the property all-risk and

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
business interruption/rent loss coverage on a stand-alone basis (excluding the terrorism components under such policies) required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such capped amount.
31	55 Hawthorne (Loan No. 6)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2015 or a similar statute is not in effect and provided that terrorism insurance is commercially available, the Mortgagor is not required to spend more than 200% of the amount of the then-current premiums for the property all-risk and business interruption/rent loss coverage on a stand-alone basis (excluding the terrorism components under such policies) required under the Mortgage Loan documents, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such capped amount.
31	Centre Market Building (Loan No. 9)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any successor or similar statute) is discontinued or not renewed, the Mortgagor is not required to spend more than 200% of the amount of the then-current annual premiums paid by the Mortgagor under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage), and if the cost exceeds such capped amount, the Mortgagor is required to purchase the maximum amount of coverage available with funds equal to the cap amount.
31	Courtyard Marriott – King Kamehameha (Loan No. 10)	(Acts of Terrorism Exclusion) – The insurance coverage for acts of terrorism is subject to a sublimit of not less than $75,000,000 per occurrence or as otherwise agreed to by the lender.
31	Orchard Hill Park (Loan No. 13)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or any similar statute is not in effect, the Mortgagor is not required to spend more than two (2) times amount of the then-current premium paid by the Mortgagor with respect

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
to the property all-risk and business interruption/rent loss insurance required under the Mortgage Loan documents.
31	Marriott Galleria (Loan No. 15)	(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute is no longer in effect and provided that terrorism insurance is commercially available, the Mortgagor is not required to spend more than two (2) times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged Property and business interruption/rental loss insurance required under the Mortgage Loan documents (without giving effect to the cost of the terrorism components of such insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
33	Moffett Gateway (Loan No. 2)	(Single-Purpose Entity) – In addition to the Mortgaged Property, the Mortgagor also owns 100% of the equity interests in a related owner’s association under a declaration of covenants, conditions, restrictions, easements and charges for commercial planned development covering the two parcels of the Mortgaged Property. The Mortgagor delivered a proxy for such equity interests to the lender at origination of the Mortgage Loan.
33	Fresno Fashion Fair Mall (Loan No. 4)	(Single-Purpose Entity) – Prior to the origination date, the Mortgagor conveyed the parcel of real property containing the Forever 21 store to an affiliate of the Mortgagor.
34	55 Hawthorne (Loan No. 6)	(Defeasance) – The Mortgage Loan documents require the Mortgagor to pay for all reasonable expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that the Mortgagor will only be required to pay for actual costs and expenses incurred by the servicer and that any processing fee for the servicer is limited to a maximum amount of $25,000.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
36	Hilton Hawaiian Village (Loan No. 1)

(Ground Leases) – A portion of the Mortgaged Property is comprised of a leasehold estate under a ground lease. The expiration date of the ground lease (including all extension options) is July 31, 2035, which is not more than 20 years beyond the maturity date of the Mortgage Loan.

The lender is not permitted to assign the Mortgagor’s leasehold interest in the ground lease without the ground lessor’s consent following an assignment of such leasehold interest to the lender by foreclosure, assignment in lieu of foreclosure or otherwise.

36	Dallas Design District (Loan No. 3)	(Ground Leases) – The Mortgagor ground leases a portion of the Mortgaged Property located at 1621 Oak Lawn. The ground lease does not expressly provide for the following: (i) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns; (ii) that any notice of default which is not delivered to the lender is ineffective as to the lender; (iii) that the lender or a mortgagee will be given time necessary to institute foreclosure proceedings or to acquire title to the Mortgaged Property to cure a default or that all non-curable defaults will be waived upon the acquisition of title to the leased premises; (iv) the requirement for a ground lessor estoppel upon request; (v) the application of insurance proceeds or condemnation awards to the restoration of the Mortgaged Property or paydown of the Mortgage Loan, with the lender or insurance trustee holding the proceeds or award; or (vi) the right to a new lease in the event of a termination or rejection of the lease in bankruptcy.
36	Landmark Square (Loan No. 8)	(Ground Leases) – A portion of the Mortgaged Property is comprised of the Mortgagor’s leasehold interest in an air rights parcel. The lease for the air rights parcel does not require that the lessor supply an estoppel.
36	Courtyard Marriott – King Kamehameha (Loan No. 10)

(Ground Leases) – The ground leases provide that to the extent that the Mortgagor operates a hotel on the Mortgaged Property, such hotel is required to (i) maintain a nationally or regionally recognized brand flag with a

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

reputation, rating, quality and standards at least comparable to or higher than the reputation, rating, quality and standards of Courtyard by Marriott, (ii) be operated by an affiliate of the lessee, or (iii) be operated by a first-rate independent operator with an excellent reputation and track record of operating comparable hotel and resort properties with adequate financial ability in consideration of the leasehold obligations. Any change in the operator of the hotel not permitted by the preceding sentence requires the prior written consent of the ground lessor, which may not be unreasonably withheld, conditioned or delayed.

The leasehold mortgagee’s consent for amendments or modifications of the ground leases is only required to the extent that a proposed amendment of either ground lease affects the mortgagee’s rights under the applicable ground lease, shortens the term, materially decreases the fair market value of the leasehold interest, increases base rent, percentage rent or additional rent or otherwise materially increases lessee’s obligations. The Mortgage Loan documents include full recourse carveouts if, (i) the ground leases are canceled, terminated or surrendered without lender’s prior written consent, or (ii) without lender’s prior written consent, there is any amendment or modification of either ground lease that would (a) reduce the term (including any extension options), (b) increase the rent or any other material obligation of the Mortgagor or (c) modify any mortgagee protections.

The ground leases are subordinate to a fee mortgage but the fee mortgagee provided a non-disturbance agreement with respect to the ground leases.

The ground lessor’s consent is generally required for transfers of the Mortgaged Property, which consent may not be unreasonably withheld or conditioned. However, (i) a leasehold mortgagee may assign the ground leases after foreclosure or conveyance in lieu of foreclosure without lessor’s consent, (ii) interests in the Mortgaged Property can be transferred to affiliates of the lessee without consent, and (iii) space leases and subleases do not require the ground lessor’s consent so long as they do not cover more than 10,000 rentable square feet of space, are for a term in excess of 10 years, or require rent in

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
excess of $150,000 per annum.
42	Las Palmas (Loan No. 17)	(Environmental Conditions) – The environmental assessment obtained at origination disclosed the historic presence of a gas station at the Mortgaged Property. The assessment characterized the former presence of a gas station as a recognized environmental condition and recommended that the Mortgagor further evaluate the potential impacts to the Mortgaged Property from the former gas station and, depending on the results of such investigation, the installation of a vapor mitigation system at the Mortgaged Property. The assessment provided an estimated cost of $80,000-$110,000 for the additional investigation and, if recommended by the investigation, the design and installation of a vapor mitigation system. Prior to origination, the Mortgagor spent $15,000 to conduct the additional testing, which recommended that the Mortgagor install and maintain the vapor mitigation system at an estimated cost of $65,000. At origination, the Mortgagor was required to reserve $80,000 for costs and expenses associated with the installation, maintenance and monitoring of the vapor mitigation system as recommended by the additional investigation.
42	Partridge Inn Augusta (Loan No. 23)

(Environmental Conditions) – The environmental assessment obtained at origination noted the presence of a fill cap and vent pipe at the Mortgaged Property, which the assessment indicated may be evidence that there is an underground storage tank at the Mortgaged Property. A review of regulatory records did not reveal the presence of any registered underground storage tanks at the Mortgaged Property, and the property manager was not aware of the existence of any underground storage tanks. The assessment recommended that a geophysical survey, including a ground penetrating radar (GPR) survey and/or magnetometer survey, be conducted in order to determine whether an underground storage tank is located on the eastern portion of the Mortgaged Property in the area of the observed vent and fill pipe, at an estimated cost of $3,500.

The assessment also indicated that a review of historical city directories indicated that Crystal Cleaners occupied the Mortgaged Property from 1948 until 1958, but the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

environmental consultant was unable to obtain additional information from municipal records regarding the former cleaners. The assessment recommended that a limited subsurface investigation be conducted in the vicinity of the former cleaning facility, in order to determine whether historical dry cleaning operations have impacted the Mortgaged Property and provided an estimated cost of $12,000 - $15,000 for such subsurface investigation.

At origination, the Mortgagor was required to obtain environmental insurance from Great American Insurance Group. The policy has individual and aggregate limits of $1,000,000, with a $50,000 deductible and a term expiring on November 30, 2029.

43	Landmark Square (Loan No. 8)	(Lease Estoppels) – As of the origination date, the Mortgage Loan Seller received lease estoppels accounting for approximately 64.05% of the in-place base rent for the Mortgaged Property.
46	Hilton Hawaiian Village (Loan No. 1), Moffett Gateway (Loan No. 2), Dallas Design District (Loan No. 3), Fresno Fashion Fair Mall (Loan No. 4), Riverway (Loan No. 5), Landmark Square (Loan No. 8) and Courtyard Marriott – King Kamehameha (Loan No. 10)	(Cross-Collateralization) – The Mortgage Loans are cross-collateralized and cross-defaulted with the related Companion Loan(s).

EXHIBIT D

FORM OF DILIGENCE FILE CERTIFICATION

Reference is hereby made to that certain Pooling and Servicing Agreement, dated March 1, 2017, and that certain Mortgage Loan Purchase Agreement, dated March 29, 2017. In accordance with Section 5(j) of the Mortgage Loan Purchase Agreement, the Seller hereby certifies to the Depositor, the Master Servicer, the Certificate Administrator, the Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Custodian and the Directing Certificateholder, as follows:

1.	The Seller has reviewed the Diligence File (as defined in the Pooling and Servicing Agreement) with respect to each Mortgage Loan that has been uploaded to the Intralinks Site (as defined in the Pooling and Servicing Agreement); and

2.	Each Diligence File contains all documents and information required under the definition of “Diligence File”.

Capitalized terms used herein without definition have the meanings given them in the Mortgage Loan Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this diligence file certification to be executed by its duly authorized officer or representative, the [_] day of [____].

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

D-1

EXHIBIT E

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

1.	I have examined the Mortgage Loan Purchase Agreement, dated as of March 29, 2017 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.	To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.	I have examined the information regarding the Mortgage Loans in the Preliminary Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Preliminary Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Preliminary Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

4.	I have examined the information regarding the Mortgage Loans in the Prospectus Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Loan Detail, as of the date of the Prospectus or the Final Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

E-1

IN WITNESS WHEREOF, I have signed my name this 29th day of March, 2017.

By:
Name:
Title:

E-2